PROMISSORY NOTE

Note: $2,500,000.00  Effective Date: June 1, 2018

For value received, under the IP & IT Asset Purchase Agreement that has been duly executed between iHealthcare, Inc. and Empower Holdings Group, LLC, the undersigned iHealthcare, Inc. (the "Borrower"), at 3901 NW 28th Street, 2nd Floor, Miami, Florida 33142, promises to pay Perez-Tio Family Trust, LLC at the direction of Empower Holdings Group, LLC (the "Lender"), at 13595 SW 134 Ave Suite 209 Miami Florida, 33186 (or at such other place as the Lender may designate in writing), the sum of Two-Million-Five-Hundred-Thousand-Dollars $2,500,000.00 with interest from June 01, 2018, on the unpaid principal at the rate of 4% per annum. The Asset Transfer, pursuant to the IP & IT Asset Purchase Agreement, represents the security for this Promissory Note.

I. TERMS OF REPAYMENT

A. Payments

The unpaid principal and accrued interest shall be payable in annual installments of $250,000 plus 4% interest on the unpaid balance beginning on June 1, 2019, and continuing annually until June 1, 2028, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Offsets:

Promissory Note shall contain provisions for offsets relating to potential or known liability events that occurred prior to closing. Standard provisions are: iHealthcare, Inc. may offset the amounts due on the promissory notes during the payout period in the event of:

a)	Litigation Relating to IT/ IP Products.
b)	HIPAA, EEOC etc. and/or violations prior to closing.
c)	India Business Unit: Undisclosed liabilities.
d)	Seller Participation: Any claims sought under this provision shall be vigorously contested with the full involvement and participation of the Seller, including access to documents, participation in meetings and conference calls and final settlement discussions. Seller will pay their own expenses, if any, incurred by the Seller in this process.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty. Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

This Promissory Note and/or interest may further be prepaid without penalty, in full or in part, in cash or common stock of iHealthcare, Inc. at the option of iHealthcare.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

 IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest when due;

2) the liquidation, dissolution, incompetency or death of the Borrower;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit; or

8) the sale of a material portion of the business or assets of the Borrower.

V. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States.

This note may not be amended without the written approval of the holder.

VII. GOVERNING LAW AND DISPUTE RESOLTUION

This Note shall be governed by and interpreted in accordance with the laws of the State of Florida. IF A DISPUTE ARISES, THE PARTIES WILL: (a) RESOLVE ALL DISPUTES BY BINDING ARBITRATION HELD IN MIAMI-DADE COUNTY, FLORIDA BEFORE A SINGLE ARBITRATOR FROM JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. ("JAMS"); AND (b) WAIVE ANY RIGHT TO CIVIL TRIAL BY JUDGE OR JURY. Notwithstanding the foregoing, all claims alleging violation of restrictive covenants, mishandling of Confidential Information, or transgression of intellectual property rights, shall be subject to the exclusive jurisdiction, in Miami, Florida, of either the Florida state courts or the US District Court. Before accepting appointment, the arbitrator shall agree: (a) that the arbitrator's award shall be made within nine (9) months of the filing of a notice of intention (or demand) to arbitrate (but it may be extended by written agreement of the parties); (b) to base any decision or award on governing law; (c) to not award punitive or other damages that are not measured by the prevailing party's actual damages, except as may be required by statute; and (d) to issue an award in writing within ten (10) days of concluding the presentation of evidence and briefs. Judgment may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover from the other party its costs and expenses, including reasonable attorney's fees.

VIII. SIGNATURES

This Note shall be signed by Noel Mijares, on behalf of iHealthcare, Inc. and Jorge A. Perez, on behalf of Perez-Tio Family Trust LLC.

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